UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 30, 2012

COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203
(Address of principal executive offices) (Zip Code)

(205) 250-8700
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

New $500 Million Unsecured Credit Facility

On March 30, 2012, Colonial Realty Limited Partnership (“CRLP”), the operating partnership of Colonial Properties Trust (the “Trust”), entered into a $500.0 million unsecured revolving credit facility (the “Credit Facility”) with Wells Fargo Bank, National Association, as administrative agent for the lenders, Bank of America, N.A., as syndication agent, U.S. Bank National Association, PNC Bank, National Association and Citibank, N.A., as co-documentation agents, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers. The Credit Facility replaces CRLP's prior $675.0 million credit facility (the “Prior Credit Facility”), which was scheduled to mature on June 21, 2012.

CRLP borrowed $210 million under the Credit Facility at closing to repay outstanding borrowings under the Prior Credit Facility and for working capital and other general corporate purposes. CRLP intends to use future borrowings under the Credit Facility for general corporate purposes, including, without limitation, the repayment of outstanding indebtedness, the future development of properties, the acquisition of additional properties and other acquisition transactions as suitable opportunities arise, capital expenditures, and redevelopment and/or improvements to certain existing properties. The Credit Facility includes an accordion feature that allows the total commitments to be increased to $700.0 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently a lender under the Credit Facility.

The Credit Facility has a maturity date of March 29, 2016, with a one-year extension option, which may be exercised as long as there is no existing default and upon payment of a 0.20% extension fee.

The Credit Facility has a current stated interest rate of LIBOR plus a margin of 1.40% and requires the payment of an annual facility fee currently equal to 0.30% of the aggregate loan commitments. The spread over LIBOR for syndicated borrowings ranges from 1.00% to 1.80% and the facility fee ranges from 0.15% and 0.40%, each based on the credit ratings of CRLP's senior unsecured debt from time to time. The Credit Facility also includes an uncommitted competitive bid option for up to $250 million of the $500 million Credit Facility, which can be utilized if CRLP obtains and maintains an investment grade credit rating from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services. This option would allow participating banks to bid to provide CRLP loans at a rate that may be lower than the stated rate for syndicated borrowings.

The Credit Facility contains customary representations and warranties and financial and other affirmative and negative covenants. CRLP's ability to borrow under the Credit Facility is subject to its compliance with a number of financial covenants, affirmative covenants and other restrictions, including the following: (1) CRLP's ratio of total debt to total assets may not exceed 60%; (2) CRLP's fixed charge coverage ratio may not be less than 1.50 to 1.00; (3) CRLP's ratio of total secured debt to total assets may not exceed 40%; (4) CRLP's tangible net worth may not be less than $1 billion; and (5) CRLP's ratio of unsecured debt to unsecured assets may not be greater than 62.5%. The Credit Facility also restricts the amount of capital CRLP can invest in specific categories of assets, such as unimproved land, development properties, debt or equity securities, notes receivable and unconsolidated affiliates.

The Credit Facility includes certain events of default including, but not limited to, nonpayment of principal, interest, fees or other amounts, failure to perform certain covenants, an event of default under any other indebtedness in the aggregate greater than or equal to $25.0 million, an event of default under CRLP's unsecured term loan, and bankruptcy or other insolvency events. The occurrence of an event of default, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of CRLP under the Credit Facility to be immediately due and payable.

In connection with the Credit Facility, the Trust entered into a guaranty agreement in favor of the lenders (the “Guaranty Agreement”), pursuant to which the Trust unconditionally agreed to guarantee all of the obligations of CRLP under the Credit Facility. The obligations of CRLP under the Credit Facility also will be unconditionally guaranteed, jointly and severally, by any subsidiary of CRLP to the extent such subsidiary becomes a material subsidiary, unless such subsidiary is an excluded subsidiary, as defined in the Credit Facility.

A copy of the Credit Facility and a copy of the Guaranty Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Credit Facility and the Guaranty Agreement are qualified in their entirety by reference to Exhibits 10.1 and 10.2, respectively.

From time to time, CRLP and the Trust have had customary commercial banking and investment banking relationships with the lenders under the Credit Facility.

Item 1.02. Termination of a Material Definitive Agreement

On March 30, 2012, in connection with entering into the Credit Facility described above, CRLP terminated its the Prior Credit Facility that was scheduled to mature on June 21, 2012. The Prior Credit Facility was an unsecured revolving credit facility among CRLP, as borrower, CLP as guarantor, Wells Fargo, National Association, as agent for the lenders, Bank of America, N.A., as syndication agent, Citicorp North America, Inc., and Regions Bank, as co-agents and other lenders named therein. CRLP did not incur any early termination penalties in connection with this termination. The material terms of the Prior Credit Facility are described in the Trust's and CRLP's Annual Report on Form 10-K for the year ended December 31, 2011 under “Management's Discussion and Analysis of Financial Condition and Results of Operation-Liquidity and Capital Resources-Unsecured Credit Facility” and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description

10.1        Credit Agreement, dated March 30, 2012, by and among Colonial Realty Limited Partnership and
Wells Fargo Bank, National Association, as administrative agent and lender, and the other agents and lenders party thereto

10.2        Guaranty, by Colonial Properties Trust in favor of the agent and the lenders party to the Credit
Agreement, dated as of March 30, 2012

* * *
This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust (“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits (including the European sovereign debt crisis), high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company's ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, CLP and CRLP assume no responsibility to update the information in this Current Report on Form 8-K.

CLP and CRLP refer you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Annual Report of CLP and CRLP on Form 10-K for the year ended December 31, 2011, as may be updated or supplemented in CLP's and CRLP's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

April 5, 2012	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
President and Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

April 5, 2012	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1        Credit Agreement, dated March 30, 2012, by and among Colonial Realty Limited Partnership and
Wells Fargo Bank, National Association, as administrative agent and lender, and the other agents and lenders party thereto

10.2        Guaranty, by Colonial Properties Trust in favor of the agent and the lenders party to the Credit
Agreement, dated as of March 30, 2012